SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) August 20, 2001
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                      Saratoga International Holdings Corp.
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                Exact Name of Registrant as Specified in Charter)


         Nevada                      0-29081                 98-0169082
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(State or other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


                8756 122nd Avenue NE Kirkland, WA            98033
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            (Address of Principal Executive Offices)       (Zip Code)


      Registrant's telephone number, including area code  (425) 827-7817
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          (Former Name or Former Address, if Changed Since Last Report)



Item 5.  OTHER EVENTS

On September 21, 2000, Saratoga acquired all of the outstanding stock of Access World Wireless Services, Inc. ("Wireless") under an Agreement for Purchase and Sale of Stock and Promissory Note and all of the stock of Access World Telcom & Technologies, Inc. ("Telcom") under a Share Exchange Agreement (the `Access World Agreements"), in exchange for 65,928 shares of Saratoga common stock (after giving effect to a one for two reverse split on April 10, 2001 and a forty-five for one reverse stock split on July 3, 2001).

The Company's Board of Directors has determined that pursuant to the Nevada Business Corporation Act, Saratoga has never received consideration for the stock which was issued in connection with the Access World Agreements and therefore, pursuant to the Nevada Act, the Agreements have been rescinded effective August 20, 2001 and the Company has directed its transfer agent to cancel the 65,928 shares issued in connection with the Access World Agreements.

Saratoga's discontinuance of the operations of Wireless and Telcom was previously reported in the Company's Form 10-KSB for the year ended October 31, 2001. The operations of Wireless and Telcom were discontinued effective February 2, 2001. The loss from discontinued operations for the year ended October 31, 2000 was $870,172 including accrued expenses up to the measurement date of February 2, 2001 of $420,584. The loss on disposition of assets of Access
Wireless and Access Telcom is estimated to be $655,925 for the year ended October 31, 2000, including a write off of the investment of approximately $646,925, and disposal expense of $9,000.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 7, 2001.

                                    SARATOGA INTERNATIONAL HOLDINGS CORP.

                                    By:  /s/ Fred McGee

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                                    Fred McGee
                                    CEO, President and Director